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                                                                   EXHIBIT 12.01

                    STATEMENT REGARDING COMPUTATION OF RATIOS

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
                                                                                                   NINE MONTHS
                                                       FISCAL YEAR ENDED MARCH 31,                     ENDED
                                          ----------------------------------------------------     DECEMBER 31,
                                           1999       2000        2001         2002       2003         2003
                                           ----       ----        ----         ----       ----         ----
Fixed charges:

   Interest expense....................   $ 61,430   $ 84,198   $ 135,249   $ 116,436   $ 114,162  $  80,564
   Discount or premium related to
     indebtedness......................        989        957         293         390         390        131
   Assumed interest element in rent
     expense...........................      9,567     16,909      26,245      31,002      38,767     23,530
                                          --------   --------   ---------   ---------   ---------  ---------
   Total fixed charges...............     $ 71,986   $102,064   $ 161,781   $ 147,282   $ 153,319  $ 104,225
                                          ========   ========   =========   ==========  =========  =========

Earnings (loss):

   Income (loss) before income taxes...   $ 39,369   $181,648   $(552,304)  $(242,602)  $(147,239) $(409,307)
   Fixed charges.......................     71,986    102,064     161,781     147,828     153,319    104,225
                                          --------   --------   ---------   ---------   ---------  ---------
   Income (loss) before income taxes
     and excluding fixed charges          $111,355   $283,712   $(390,523)  $ (94,774)     $6,080  $(305,082)
                                          ========   ========   =========   ==========  =========  =========
Ratio of earnings to fixed charges.....       1.55x      2.78x          -           -           -          -
                                          ========   ========   =========   ==========  =========  =========

Deficiency of earnings available to
   cover fixed charges.................          -          -   $(552,304)  $(242,602)   (147,239) $(409,307)
                                          ========   ========   =========   ==========  =========  =========
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